UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Conditions. *

On August 8, 2024, RE/MAX Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2024. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company is also disclosing that it may use the remaxholdings.com, investors.remaxholdings.com, remax.com, remax.ca, mottomortgage.com, and wemlo.io websites as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 7, 2024, Kathleen Cunningham informed the Company that she would retire from the Company’s Board of Directors (the “Board”), effective August 19, 2024.

As disclosed in the Company’s definitive proxy statement for its annual meeting of stockholders filed with the Securities and Exchange Commission on April 11, 2024 (the “Proxy Statement”), Ms. Cunningham had previously indicated a desire to retire from the Board in 2024. Ms. Cunningham’s retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On August 7, 2024, the Board appointed Cathleen Raffaeli to fill the vacancy that will be created by Ms. Cunningham’s retirement. Ms. Raffaeli’s appointment to the Board will be effective on August 19, 2024. She will serve as a Class II member of the Board for a term that expires at the Company’s 2027 annual meeting of stockholders. The Board appointed Ms. Raffaeli to its Audit Committee and Compensation Committee.

Ms. Raffaeli will receive the same compensation that other non-employee directors receive from the Company as previously disclosed in the Company’s Proxy Statement.

There is no arrangement or understanding between Ms. Raffaeli and any other person pursuant to which she was selected as a director. Ms. Raffaeli has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Raffaeli and the Company will enter into the standard Company director indemnification agreement whereby the Company agrees to indemnify, defend and hold its directors harmless from and against losses and expenses incurred as a result of their board service, subject to the terms and conditions provided in the agreement.

Item 9.01. Financial Statements and Exhibits. *

Exhibit No.	Description
99.1	Press release issued on August 8, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

*                 The information contained in Items 2.02 and 9.01 and Exhibit 99.1 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: August 8, 2024	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer